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                                                                      EXHIBIT 21


SUBSIDIARIES OF THE REGISTRANT

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Name                                                    Jurisdiction of Incorporation or Organization
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
Mountainview Thoroughbred Racing Association                             Pennsylvania
Pennsylvania National Turf Club, Inc.                                    Pennsylvania
Penn National Holding Company                                            Delaware
Penn National Gaming of West Virginia, Inc.                              West Virginia
PNGI Charles Town Gaming Limited Liability Company                       West Virginia
PNGI Charles Town Food & Beverage, LLC                                   West Virginia
Tennessee Downs, Inc.                                                    Tennessee
Penn National GSFR, Inc.                                                 Delaware
PNGI Pocono, Inc.                                                        Delaware
The Downs Racing, Inc.                                                   Pennsylvania
Northeast Concessions, Inc.                                              Pennsylvania
Mill Creek Land, Inc.                                                    Pennsylvania
Backside, Inc.                                                           Pennsylvania
Wilkes Barre Downs, Inc.                                                 Pennsylvania
CRC Holdings, Inc.                                                       Florida
BSL, Inc.                                                                Mississippi
BTN, Inc.                                                                Mississippi
eBetUSA.com, Inc.                                                        Delaware
Penn National Speedway, Inc.                                             Pennsylvania
Sterling Aviation, Inc.                                                  Delaware
Penn Millsite, Inc.                                                      Colorado
Penn Bullpen, Inc.                                                       Colorado
Penn Bullwhackers, Inc.                                                  Colorado
Penn Silver Hawk, Inc.                                                   Colorado
CHC Holdings, Inc.                                                       Florida
CHC Casinos Manitoba Limited                                             Ontario
CHC Casinos Canada Limited                                               Nova Scotia
Casino Rama Services, Inc.                                               Ontario
CHC Supplies Limited                                                     Nova Scotia
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